INCENTIVE FEE AGREEMENT

May [—], 2012

Stifel, Nicolaus & Company, Incorporated

237 Park Avenue

New York, NY 10017

RBC Capital Markets, LLC

One Beacon St., 24th Floor

Boston, MA 02108

Oppenheimer & Co. Inc.

85 Broad Street

New York, NY 10004

Robert W. Baird & Co. Incorporated

800 Maryland Avenue

St. Louis, MO 63105

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated May [—], 2012 (the “Underwriting Agreement”), by and among Salient Midstream & MLP Fund (the “Fund”), Salient Capital Advisors, LLC (the “Adviser”) and each of the underwriters named in Schedule A thereto, including the addressees named above (each such addressee named above for purposes of this agreement, an “Underwriter” and collectively, the “Underwriters”), with respect to the issue and sale of the Fund’s common shares of beneficial interest, par value $0.01 (the “Common Shares”), as described therein (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

In consideration of the Underwriters’ advice relating to the structure, design and organization of the Fund, the Adviser shall pay to each Underwriter (as defined herein) an incentive fee (collectively, the “Incentive Fee”) as provided for in Section 1 hereof; provided, however, that the sum total of all compensation to or reimbursement of Underwriters in connection with the Offering, including sales load and all forms of compensation, shall not exceed nine percent (9.00%) of the total price to the public of the Common Shares sold by the Fund pursuant to the prospectus, dated May [—], 2012.

In the event the Offering does not proceed, no Underwriter will receive any fees under this Agreement; however, for the avoidance of doubt, the accountable out-of-pocket expenses actually incurred by an Underwriter may be payable to such Underwriter pursuant to the terms of the Underwriting Agreement. The Incentive Fee shall be payable as set forth in Section 1 hereof.

1. Payment of Additional Compensation. The Adviser agrees to pay an Incentive Fee to each Underwriter in the amount set forth opposite the name of such Underwriter on Schedule B hereof, computed in accordance with the formulas set forth in Schedule A hereto. The compensation payable hereunder shall be paid on or before June [—], 2012, by wire transfer of immediately available funds to the bank account designated by each Underwriter.

2. Indemnification. The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

3. Termination. This Agreement shall terminate upon the payment of the entire amount of the Incentive Fee, as specified in Section 1 hereof.

4. Not an Investment Adviser; No Fiduciary Duty. The Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Adviser hereby acknowledges that your engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Adviser on related or other matters). The Adviser’s engagement of an Underwriter is not intended to confer rights upon any person (including the Fund or any holders of the Common Shares, employees or creditors of the Adviser or the Fund) not a party hereto, as against such Underwriter or its affiliates, or their respective directors, officers, employees or agents, successors or assigns.

5. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers).

6. Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

7. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement together with the Indemnification Agreement constitutes the final and entire agreement and understanding between the parties to this Agreement relative to the subject matter of this Agreement and supersedes all prior agreements and understandings (whether written or oral) between such parties concerning the subject matter of this Agreement. In the event of a conflict between the provisions of this Agreement and the Underwriting Agreement, the provisions of the Underwriting Agreement shall control.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Incentive Fee Agreement as of the date first above written.

SALIENT CAPITAL ADVISORS, LLC

By:
Name:
Title:

[Signature Page to Incentive Fee Agreement]

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

[Signature Page to Incentive Fee Agreement]

Accepted as of the date hereof: RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

[Signature Page to Incentive Fee Agreement]

Accepted as of the date hereof: OPPENHEIMER & CO. INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Incentive Fee Agreement]

Accepted as of the date hereof:

ROBERT W. BAIRD & CO. INCORPORATED

By:
Name:
Title:

[Signature Page to Incentive Fee Agreement]

SCHEDULE A

The Incentive Fee shall be an amount equal to the following percentage of the aggregate purchase price to the public of all of the Common Shares (including any Common Shares over-allotted by such Underwriter in the Offering regardless of whether the over-allotment option in the Offering is exercised) sold by such Underwriter:

[•]

Schedule A to Incentive Fee Agreement

SCHEDULE B

Underwriter	Aggregate amount of Securities sold by the Underwriter ($)	Percentage (%)	Incentive Fee to be paid on or before June [—], 2012 ($)
Stifel, Nicolaus & Company, Incorporated		[—]%
RBC Capital Markets, LLC		[—]%
Oppenheimer & Co. Inc.		[—]%
Robert W. Baird & Co. Incorporated		[—]%

Schedule B to Incentive Fee Agreement

Indemnification Agreement

May [—], 2012

Stifel, Nicolaus & Company, Incorporated

237 Park Avenue

New York, NY 10017

RBC Capital Markets, LLC

One Beacon St., 24th Floor

Boston, MA 02108

Oppenheimer & Co., Inc.

85 Broad Street

New York, NY 10004

Robert W. Baird & Co. Incorporated

800 Maryland Avenue

St. Louis, MO 63105

Ladies and Gentlemen:

In connection with that certain Underwriting Agreement, dated May [—], 2012, by and among Salient Midstream & MLP Fund (the “Fund”), Salient Capital Advisors, LLC (the “Company”) and each of the underwriters named in Schedule A thereto, including Stifel, Nicolaus & Company, Incorporated, RBC Capital Markets, LLC, Oppenheimer & Co., Inc., and Robert W. Baird & Co. Incorporated (each such underwriter that is an addressee hereof, a “Bank” and collectively, the “Banks”), to assist the Company with respect to the matters set forth in the Incentive Fee Agreement dated May [—], 2012 between the Company and the Banks (the “Agreement”), in the event that the Banks, any of their affiliates, each other person, if any, controlling the Banks or any of their affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (the Banks and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, willful misconduct or violation of law of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Company will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. The indemnifying party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the indemnified party to represent the Indemnified Party and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the indemnifying party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the Indemnified Parties (which may not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its members and the Salient Midstream & MLP Fund (the “Fund”), on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its members and the Fund, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its members and the Fund, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its members or the Fund, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Bank, on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Company if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Bank’s prior written consent (which consent shall not be unreasonably withheld). The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Company agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, willful misconduct or violation of law of the Bank in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

This Agreement together with the Incentive Fee Agreement constitutes the final and entire agreement and understanding between the parties to this Agreement relative to the subject matter of this Agreement and supersedes all prior agreements and understandings (whether written or oral) between such parties concerning the subject matter of this Agreement. In the event of a conflict between the provisions of this Agreement and the Underwriting Agreement, the provisions of the Underwriting Agreement shall control.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Banks’ engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnification Agreement as of the date first above written.

SALIENT CAPITAL ADVISORS, LLC

By:
Name:
Title:

[Signature Page to Indemnification Agreement – Incentive Fee Agreement]

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

[Signature Page to Indemnification Agreement – Incentive Fee Agreement]

Accepted as of the date hereof: RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

[Signature Page to Indemnification Agreement – Incentive Fee Agreement]

Accepted as of the date hereof: OPPENHEIMER & CO. INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Indemnification Agreement – Incentive Fee Agreement]

Accepted as of the date hereof: ROBERT W. BAIRD & CO. INCORPORATED

By:
Name:
Title:

[Signature Page to Indemnification Agreement – Incentive Fee Agreement]